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SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

Current Report Pursuant to
Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: June 26, 2002

Community Valley Bancorp
(Exact Name of Registrant as Specified in its Charter)

California (State or Other Jurisdiction of Incorporation)	333-85950 Commission File Number	68-0479553 (I.R.S. Employer Identification No.)
2041 Forest Avenue, Chico, California (Address of Principal Executive Offices)	95928 (Zip Code)

(530) 899-2344
(Registrant's Telephone Number, Including Area Code)

Item 5.    Other Events

  (a)
  The Registrant completed the bank holding reorganization involving Butte Community Bank, Chico, California on June 17, 2002. Butte Community Bank is now a wholly-owned subsidiary of the Registrant. Butte Community Bank serves customers throughout Butte, Sutter and Placer Counties of California through its head office, six branch offices, a loan production office and an administrative support office.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Community Valley Bancorp
Date: June 26, 2002	By:	/s/ KEITH C. ROBBINS Keith C. Robbins President & Chief Executive Officer

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SIGNATURES